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                                                                  EXHIBIT 10.11
                        INTERACTIVE MARKETING AGREEMENT

        This Interactive Marketing Agreement (the "Agreement"), is made and entered into as of March 1, 1998 (the "Effective Date"), by and between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166 and CyberSource Corporation, a/k/a "software.net" (the "Marketing Partner" or "MP"), a California corporation, with offices at 3031 Tisch Way, Suite 900, San Jose, CA 95128 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

        AOL and MP each desires to enter into an interactive marketing relationship whereby AOL will promote MP, the MP Products and the digital delivery of the MP Products through the interactive site referred to (and further defined) herein as the Affiliated MP Site. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used herein but not defined in the body of the Agreement shall be as defined in Exhibit B attached hereto.

                                     TERMS

1.      PROMOTION, DISTRIBUTION AND MARKETING.

        1.1 AOL PROMOTION OF MP PRODUCTS AND AFFILIATED MP SITE. AOL will provide MP with the promotions for MP, the MP Products and the Affiliated MP Site described in Exhibit A attached hereto (the "Promotions"). Subject to MP's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing MP with comparable promotional placements in appropriate alternative areas of the AOL Network. In addition, if AOL is unable to deliver any particular Promotion described herein, subject to MP's reasonable approval, AOL will provide MP, as its sole remedy, with a comparable promotional placement. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL services at any time. In the event such modifications materially and adversely affect any specific Promotion described herein, subject to MP's reasonable approval, AOL will provide MP, as its sole remedy, with a comparable promotional placement.

                1.2 IMPRESSIONS. During the Term, AOL will deliver the following Impressions commitments through the Promotions (or any comparable promotions as provided in Section 1.1 hereof) during the following monthly periods (each a "Period"): [*] by the end of the [*] month of the Term, [*] Impressions from the [*] month to the end of [*] of the Term, and [*] month to the end of the [*] month of the Term (which Impressions, together with the Impressions delivered to MP pursuant to Section 1.3 hereof, as adjusted from time to time in accordance with Section 1.3, are hereinafter referred to as the "Impressions Commitment"). With respect to the Impressions Commitment, AOL will not be obligated to provide more than such target amounts, individually or in the aggregate, in any given Period. Any shortfall in Impressions at the end of a Period will not be deemed a breach of this Agreement by AOL; instead, such shortfall will be added to the Impressions target for the subsequent Period. In the event that as of the Mutual Review Date, AOL shall not have provided a minimum of [*] through the Promotions and the Additional Promotions (the "Impressions Minimum"), AOL shall have a reasonable time, not to exceed [*] within which to deliver the Impressions Minimum. If AOL shall not have delivered the Impressions Minimum within such [*] MP shall have the right for fifteen (15) days to terminate this Agreement upon no less than fifteen (15) days written notice to AOL, and within thirty (30) days after such termination, [*] required pursuant to Section
                4.1 hereof (the "Guaranteed Payments") [*]


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                [*]. If there is a shortfall in Impressions as of the end of the
                Initial Term (a "Final Shortfall"), AOL shall have the option to
                (i) extend the initial Term (the "Extension Period") until the earlier of (a) such time as AOL shall have delivered the number of Impressions which comprise the Final Shortfall (the "Makegood Impressions") or (b) six (6) months from the end of the Initial Term; provided that, in the event that AOL shall not have delivered the Makegood Impressions by the end of the Extension Period, [*]. During the Extension Period, AOL shall maintain the exclusivity provisions of Section 3.1 hereof.

        1.3 ADDITIONAL IMPRESSIONS. In addition to the Promotions provided to MP above, AOL shall provide promotions to MP (the "Additional Promotions") in various categories of (i) the shareware area and
                (ii) the web publishing section of the "On the Net" area of the AOL Service Computing Channel as specified in Exhibit A-1 attached hereto. Additionally, should AOL create a channel or other area relating to, or focused on, the [*], AOL shall use commercially reasonable efforts to provide promotion to MP in such channel or area. The Additional Promotions will deliver approximately [*] Impressions to MP during the Term of the Agreement as follows: [*] Impressions by the end of the [*] month of the Term, [*] Impressions from the [*] month to the [*] month of the Term, and [*] month to the end of the forty second
                (42nd) month of the Term. In the event that MP shall desire to exchange some of the Additional Promotions for other promotions on the AOL Service, AOL will work with MP, in good faith, to provide promotions to MP that are comparable to those provided on Exhibit A-1.

        1.4 CONTENT OF PROMOTIONS. The specific Content to be contained within the Promotions (including, without limitation, advertising banners, links, types of products advertised, graphics, contextual promotions, and editorial Content) (the "Promo Content") will be determined by MP, subject to (i) AOL's technical limitations, (ii) the terms of this Agreement and
                (iii) AOL's then standard and generally applicable policies relating to advertising and promotions. AOL will furnish a copy of the categories of such advertising policies to MP. Further, AOL will notify MP of a change in such policies and upon the request of MP, AOL shall furnish the text of any category of advertising policies requested by MP to MP. MP will consistently review and modify the Promo Content no less than two times per week. The Parties will jointly consult with each other regarding the Promo Content to ensure that it is designed to maximize performance. Except to the extent expressly described herein, the specific form, placement, duration and nature of the Promotions will be determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

        1.5 USE OF PROMOTIONS. MP may sell the promotional spaces provided herein to third parties in a manner consistent with its ongoing business practices, provided that any promotional spaces sold to a third party (i) may only promote the sale of MP Products (excluding Ancillary Products), and (ii) must promote the sale of such MP Products (excluding Ancillary Products), through the Affiliated MP Site. Except to the extent expressly provided in the preceding sentence, MP may not, nor shall it permit any third party to, sell or offer to sell any of the promotional spaces provided herein.



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     1.6  MP PROMOTION OF AOL. MP will promote the availability of the
          Affiliated MP Site through the AOL Network and will promote AOL as more fully set forth in Exhibit C attached hereto.

2    AFFILIATED MP SITE.

     2.1 CUSTOMIZED SITE. The Affiliated MOP Site shall be an optimized and "mirrored" version of MP's main web site containing the specific Content described in Section 2.2 below for distribution hereunder according to AOL specifications and guidelines to ensure that (i) the functionally and features within the Affiliated MP Site are optimized for the client software then in use by a majority of AOL Members (as determined by AOL and communicated to MP) and (ii) the forms used in the Affiliated MP Site are designed and populated in a manner intended to minimize delays when AOL Users attempt to access such forms. The Affiliated MP Site may include up to four (4) Rainman screens as mutually determined by AOL and MP. In the event that the Parties shall create any Rainman screens, AOL shall determine, in its sole discretion, which of its proprietary publishing tools (each a "Tool") shall be made available to MP in order to develop and implement the Rainman screens. Additionally, AOL shall provide MP with an appropriate level of training with respect to the use of such Tools, as determined by AOL in its sole discretion. MP shall be granted a nonexclusive license to use any such Tool, which license shall be subject to: (a) MP's compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL, (b) AOL's right to withdraw or modify such license at any time, and (c) MP's express recognition that AOL provides all Tools on an "as is" basis, without warranties of any kind.

          2.1.1     SPECIFIC REQUIREMENTS.

                    (i) MP shall design the Affiliated MP Site to conform, in all respects, with the provisions of Exhibit E attached hereto, and

                    (ii) AOL reserves the right to review the Affiliated MP
                    Site to ensure that such site is compatible with AOL's then-available client and host software and the AOL Network. MP will take all necessary steps to conform its promotion and sale of the MP Products through the Affiliated MP Site to the then-existing technologies identified by AOL which are optimized for the AOL Network. In consultation with MP, AOL will be entitled to require reasonable changes to the Content (including, without limitation, the features or functionality) within the Affiliated MP Site to the extent such Content will, in AOL's good faith judgment, adversely affect any operational aspect of the AOL Network or the online experience of any AOL User.

         2.1.2 CUSTOMIZATION. MP shall customize the Affiliated MP Site AOL Users as follows:

                    (i) create a customized home page "welcome mat" for the AOL audience for each area on the Affiliated MP Site linked to from the AOL Network on a continuous basis (each a "Welcome Mat");

                    (ii) other than with respect to pre-packaged or pre-bundled software, the packaging of which MP does not control, or have the ability to control, ensure that AOL Users linking to the Affiliated MP Site do not receive advertisements, promotions or links for the products, services or content of any other Interactive Service or any entity reasonably construed to be in competition with AOL (such as, but not limited to, MSN, Netscape, Yahoo); and

                    (iii) with the exception of advertising links sold and implemented pursuant to this Agreement, provide continuous navigational ability for AOL Users to


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               return to an agreed-upon point on the AOL Network (for which AOL shall supply the proper address) from the Affiliated MP Site (e.g., the point on the AOL Network from which the Affiliated MP Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format.

2.2 CONTENT. MP will provide a comprehensive offering of the categories of MP Products and other Content described in Exhibit D attached hereto, through the Affiliated MP Site. The Parties acknowledge that Exhibit D shall be modified from time to time by MP, provided that AOL shall have the right to review such modifications, and to the extent that such modifications are inconsistent with the sale of Software Products as provided herein, or otherwise inconsistent with the provisions of this Agreement, AOL shall have the right in its reasonable discretion, to reject such modifications. MP will review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated MP Site in accordance with the terms of this Agreement or any amendments hereto. Except as otherwise mutually agreed upon by the Parties hereto, the Affiliated MP Site shall not contain Content (including without limitation, third party content) relating to anything other than the categories of MP Products listed on Exhibit D attached hereto.

2.3 PRODUCTION WORK. Except as agreed to in writing by the Parties pursuant to the "Production Work" section of the Standard Online Commerce Terms & Conditions attached hereto as Exhibit F, MP will be responsible for all production work associated with the Affiliated MP Site, including all related costs and expenses.

2.4 HOSTING; COMMUNICATIONS. MP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated MP Site. In addition, MP will provide all computer, telephone and other equipment or resources necessary for MP to access the AOL Network. MP and AOL shall mutually agree upon, and reasonably cooperate in implementing, the most appropriate means by which MP will connect the MP data center to AOL's designated data center; provided, however, that in the event the Parties determine that MP shall utilize a dedicated high speed connection from the MP data center to AOL's designated data center, then MP shall be responsible for all costs associated with such high speed connection.

2.5 PRODUCT OFFERING. MP will ensure that the Affiliated MP Site generally includes all of the MP Products or Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of MP through any Additional MP Channel and which are not inconsistent with MP's other contractual obligations; provided, however, that (i) such inclusion will not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs), and (ii) specific material changes in scope, nature and/or offerings required by such inclusion will be subject to AOL's review and approval and the terms of this Agreement.

2.6  [*]

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          [*]

2.7       [*]

2.8 OPERATING STANDARDS. MP will ensure that the Affiliated MP Site and the delivery of the MP Products comply at all times with the standards set forth in Exhibit E. To the extent site standards are not established in Exhibit E with respect to any aspect or portion of the Affiliated MP Site (or the MP Products or other Content contained therein), MP will provide such aspect or portion at a level of accuracy, quality, completeness, and timeliness which meets or exceeds prevailing standards in the computer software industry. If at any time during the Term MP fails to satisfy any requirement [*] of Exhibit
          E AOL shall have the right (in addition to any other remedies available to AOL hereunder) to reduce or cease placement of the Promotions until such time as MP corrects its non-compliance (the "Non-Compliance Period"), and if as a direct result of such non-compliance AOL is unable to provide the Impressions required hereunder during the Non-Compliance Period, AOL shall have the right to reduce the Impressions Commitment, on a pro-rata basis, during the Non-Compliance Period (e.g., if the Non-Compliance Period extends for a period of two months, then AOL shall reduce the Impressions Commitment by an amount equal to the product of two (2) times the Impressions Commitment divided by forty two(42)).

2.9 NETWORK RESTRICTION. The Parties hereby agree that AOL shall have the right, in its sole discretion, to reduce or cease placement of the Promotions, or restrict access from the AOL Network to the Affiliated MP Site (or any combination of the foregoing) (the "Network Restriction Right") in the event that, as a result of the sale of the MP Products in the manner contemplated hereby, and through no fault of MP, the functional integrity of the AOL Network is compromised or the ability of the AOL Network to adequately serve AOL Users is adversely affected. If at any time during the Term AOL shall exercise the Network Restriction Right for an aggregate of one hundred and twenty
          (120) hours in any thirty (30) day period, then MP shall have the right to request that AOL and MP monitor the Promotions and sales of the MP Products through the Affiliated MP Site for a period of time not to exceed forty five (45) days. If within such forty five (45) day period, AOL and MP reasonably determine that the exercise of the Network Restriction Right had a Material Adverse Effect on the sale of the MP Products, the Parties shall renegotiate, in good faith, the applicable terms of this Agreement for fifteen (15) days. If the Parties cannot renegotiate the terms of the Agreement within such time period, MP shall have the right for a period of fifteen (15) days to terminate the Agreement as provided in Section 6.3 hereof, and within thirty (30) days after such termination, MP or AOL, as the case may be, [*]

                                   [*]
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               [*]

                      [*]

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          2.10 ADVERTISING SALES. Subject to the terms hereof, MP shall have the right to sell promotions, advertisements, links, pointers or similar services or rights through the Affiliated MP Site ("Advertisements"). The specific advertising inventory within the Affiliated MP Site shall be determined by MP. [*]

3.        AOL EXCLUSIVITY OBLIGATIONS.

          3.1  EXCLUSIVE PRODUCTS. Provided that MP is in compliance with all material terms of this Agreement, during the Initial Term, MP shall be the exclusive, third party, re-seller of Software Products delivered to an end user of such Software Products via an electronic, digital download format (the "Exclusive Software Products"), promoted by AOL in the specific manner and on the specific screens of the AOL Service and AOL.com as provided in Exhibit A attached hereto. Additionally, MP shall be a non-exclusive, third party, re-seller of Software Products delivered to an end user of such Software Products in a pre-packaged box or other physical container (the "Semi-Exclusive Software Products") as promoted by AOL in the specific manner and on the specific screens of the AOL Service and AOL.com provided for in Exhibit A. With respect to Exhibit A, on screens designated as "Comprehensive Exclusive," MP shall be the exclusive, third party, reseller of the Exclusive and Semi-Exclusive Software Products, and on screens designated as "Semi-Exclusive", MP shall be the exclusive, third party, reseller of the Exclusive Software Products and a non-exclusive, third party, reseller of the Semi-Exclusive Software Products; provided that no more than one (1) other retailer of the Semi-Exclusive Products shall appear on such screens (the "Excluded Retailer"). During the Initial Term, except for the Excluded Retailer on the Semi-Exclusive screens, AOL shall not
               (i) promote any third party Software Products on the screens of the AOL Service or AOL.com on which MP has an exclusivity as provided herein, or (ii) provide any promotions on such screens which link to the first screen (which shall include any flash screen or temporary screen/display presented to an AOL User upon clicking on a Promotion) of any third party web site on which any Software Product titles are promoted or sold, or on which Software Products are predominantly promoted. With respect to any third party, to the extent (i) the tradename or trademark of such third party shall contain the words "download", "downloadable", "download software" or "downloadable software", or (ii) the marketing materials of such third party shall encourage the purchase of the


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     Exclusive or Semi-Exclusive Software Products, AOL shall not promote or advertise such name or marketing material of such third party on any screens of the AOL Service or AOL.com on which MP has an exclusivity as provided herein. Notwithstanding the foregoing, to the extent that AOL shall have the right to promote the Excluded Retailer, the foregoing restrictions shall not apply to the promotion of Semi-Exclusive Software Products by the Excluded Retailer.

3.2  [*]

          [*]

          [*]

          [*]

          [*]

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                    [*]

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                [*]

3.3 AOL STORE RESTRICTIONS. Subject to the provisions of this Agreement, during the Initial Term and any Renewal Term during which AOL maintains the exclusivity provisions hereof, (i) the AOL Store shall not advertise, promote or sell the Exclusive Software Products on the AOL Service or AOL.com, and (ii) MP shall have the right during each quarter of the Initial Term to request that, other than with respect to Pop-Ups as provided in Section 3.2(iii) above, the AOL Store shall not advertise or promote (through banners, buttons or other types of similar permanent placements) five (5) specific Software Product titles offered by MP at such time and identified in writing by MP (each a "Restricted Product"), subject at all times to the following:

                (a) within five (5) days after the Effective Date, MP shall submit a list of Restricted Products to AOL for the first quarter of the Agreement; provided that, AOL has the right to reject any Restricted Product on such list to the extent that AOL is unable to remove such Restricted Product from the AOL Store due to any existing binding arrangements of AOL. MP shall resubmit additional Restricted Products to AOL until the Parties have agreed upon five (5) Restricted Products;

                (b) prior to changing any Restricted Product, MP shall provide AOL with forty five (45) days written notice which shall contain the name and SKU of each Restricted Product MP wishes to add;

                (c) AOL shall have the right to promote the Restricted Products on the AOL Service or AOL.com so long as such promotions (except with respect to Pop-Ups) link solely to the Affiliated MP Site;

                (d) in the event that AOL shall advertise Software Products via Non-Modal Pop-Ups, AOL shall not, to the extent technologically feasible, display such Non-Modal Pop-Ups in any of the following areas: (1) any screens in the Computing Channel and Games Channel of the AOL Service on which MP has an exclusivity as provided herein, (2) any screens on the Personal Finance Web Channel of AOL.com on which MP has an exclusivity as provided herein and (3) any screens of the Affiliated MP Site accessed by any AOL User; and

                (e) in addition to the payments required pursuant to Section 4 hereof, MP shall pay to AOL an amount equal to fifteen percent (15%) of Gross Transaction Margins derived from the sale of the Restricted Products through the Affiliated MP Site (the "Restricted Product Revenue Share"); provided that, from and after such time as MP shall have reached the Threshold, MP shall no longer be required to pay to AOL the Restricted Product Revenue Share.

3.4     [*]

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                [*]

        3.5 TRANSACTION PROCESSING. To the extent that AOL or any third party other than MP sells Software Products that are digitally delivered in an electronic download format on the AOL Service or AOL.com, and provided that MP offers transaction processing services that offer terms, rates and quality that are equal to, or greater than, the top five (5) transaction processing services in the software electronic download industry, AOL shall consider the use of MP's transaction processing services related to the sale of such Software Products on the AOL Service or AOL.com.

        3.6 AOL EXCLUSIVITIES. Notwithstanding the provisions of Section 3.1 above, MP shall not distribute any Exclusive or Semi-Exclusive Products which are identical, or similar in nature to, any products sold online by any existing or future partners of AOL that are not Software Products, including, but not limited to, books or other text based products and music compact disks designed primarily for the retail sale of music or other similar musical or audio based products; provided, however, that MP may distribute categories of products that are packaged with, ancillary to, or related to an Exclusive or Semi-Exclusive Product and which constitute an integral part of such Exclusive or Semi-Exclusive Product either by way of integration or by way of instructions (the "Ancillary Products") as listed on Exhibit D-1 attached hereto; and provided further that such Ancillary Products shall be provided by MP at least two clicks away from any screen on the AOL Service or AOL.com (including a Welcome
                Mat) linking to the Affiliated MP Site.

        3.7 PRODUCT OFFER RIGHT. If AOL shall determine that the sale of certain Software Products is essential to a good AOL User experience in, or necessary to the continued viability of, any area of the AOL Service or AOL.com in which MP has an exclusivity as provided herein, and provided that MP shall not offer such Software Products for sale through the MP Affiliated Site, MP shall have thirty (30) days after notice from AOL to provide such Software Products, and if within such thirty (30) day period MP is unable to provide such Software Products, AOL shall have the right to provide such Software Products on the AOL SERVICE OR AOL.com.

        3.8 PERSONAL FINANCE CHANNEL RESTRICTION. In the event that MP shall promote any third party in any of the promotional spaces provided to MP in the Personal Finance Channel of the AOL Service as set forth in Exhibit A, MP shall provide to AOL's exclusive tax partner the opportunity to receive promotional placements in the Personal Finance Channel on terms and conditions (including, without limitation, scope, purpose, amount, prominence or regularity) that are not less favorable than the terms and conditions provided to such other third party; provided that, in no event shall AOL's exclusive tax partner be required to make any payments to MP in connection with such promotional placements. To the extent that MP shall comply with the foregoing requirements, and provided that AOL's exclusive tax partner takes advantage of such promotions, MP shall be entitled to deduct the value of the promotional spaces provided to AOL's exclusive tax partner from the payments due to AOL pursuant to Section 4.3 hereof.

4.      PAYMENTS.

        4.1 GUARANTEED PAYMENTS. Subject to the terms of this Agreement, MP will pay to AOL a guaranteed payment of Twenty One Million Dollars (US $21,000,000) as follows:

                (i)     [*] upon execution of this Agreement:

                (ii)    [*]

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                (iii)   [*] upon the occurrence of the earlier of [*] the
                earlier of

                (iv) [*] upon the occurrence of the one (1) year anniversary of this Agreement; and

                (v) [*] upon the occurrence of the two (2) year anniversary of this Agreement.

        4.2     [*]

        4.3     [*]

        4.4 ALTERNATIVE REVENUE STREAMS. In the event MP or any of its affiliates (a) receives or desires to receive, directly or indirectly, any compensation in connection with the Affiliated MP Site other than Transaction Revenues or Advertising Revenues (an "Alternative Revenue Stream"), or (b) desires to materially alter or change its current business model (e.g., a change to an Auction Format, Retail Club or the rental of Software Products) (an "Alternative Business Model") MP will promptly inform AOL in writing, and the Parties will negotiate in good faith regarding whether MP will be allowed to (i) market products producing such Alternative Revenue Stream through the Affiliated MP Site, or
                (ii) create an Alternative Business Model and if so, the equitable portion of revenues from such Alternative Revenue Stream or Alternative Business Model (if applicable) that will be shared with AOL (in no event less than the percentage of Gross Transaction Margins to be paid to AOL pursuant to this
                Section 4). In the event the Parties cannot in good faith reach agreement regarding such Alternative Revenue Stream or Alternative Business Model, MP shall refrain from implementing the Alternative Revenue Stream or the Alternative Business Model.

        4.5     WIRED PAYMENTS; LATE PAYMENTS. All payments required under this
                Section 4 will be paid in immediately available, non-refundable funds wired to AOL's account. If (i) the amounts owed pursuant to Section 4.1 are not paid within five (5) business days of the date when such amounts are due and payable, or (ii) the amounts owed pursuant to Sections 4.2 and 4.3 are not paid within fifteen (15) days of the date when such amounts are due and payable, then in addition to its other remedies hereunder, AOL shall have the right to immediately terminate this Agreement. Notwithstanding the foregoing, after such time as AOL shall have received the payments required pursuant to
                Section 4.1(a) (b) and (c) hereof, if the remaining amounts owed pursuant to Section 4.1, 4.2 or 4.3 are not paid within five
                (5) business days or fifteen (15) days, as the case may be, of the date when such amounts are due and payable, AOL shall notify MP and MP shall have one additional five (5) day period from the date of notice within which to make such payment. If after such time payment shall not have been received by AOL, then in addition to its other remedies hereunder, AOL shall have the right to immediately terminate this Agreement. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable at the prime rate in effect at such time.

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 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        4.6 AUDITING RIGHTS. MP will maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL will have the right, at its expense, to direct an independent certified public accounting firm to execute a non-disclosure agreement with MP and to conduct a reasonable and necessary inspection of portions of the books and records of MP which are relevant to MP's performance pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice.

        4.7 TAXES. MP will collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, arising from the license or sale of MP Products hereunder, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

        4.8 REPORTS. MP will provide AOL with a monthly report in a reasonable AOL-designated format agreed to by AOL and MP, detailing the following activity in such month (and any other information mutually agreed upon by the Parties or reasonably required for measuring revenue activity by MP through the Affiliated MP Site): summary sales information by day (date, number of MP Products, number of orders, total Transaction Revenues); and (ii) detailed sales information (order date/time stamp (if technically feasible), purchaser name and screenname, SKU or MP Product description) (the information in clauses (i) and (ii) are collectively referred to herein as "Sales Reports"). AOL will be entitled to use the Sales Reports in the normal course of its business operations, subject to the following: AOL will not disclose individual AOL Purchaser Information to any third party. AOL will restrict its use of the Sales Reports to (i) internal programming and advertising rotation purposes and (ii) informational disclosures as part of broader aggregate data regarding AOL Members. AOL will not use the lists of user names of AOL Purchasers provided by MP to AOL pursuant to this Section 4.8 to send targeted solicitations marketing Software Products to such user names, provided that the foregoing will not restrict AOL's ability to market any products or services to its subscribers or any persons or entities as part of more general marketing efforts which do not exclusively make use of the screenname lists provided to AOL by MP hereunder. More generally, each payment to be made by MP pursuant to this Section 4 will be accompanied by a report containing information which supports the payment, including information identifying (i) gross Transaction Revenues and all items deducted or excluded from gross Transaction Revenues to produce Gross Transaction Margins, including, without limitation, chargebacks and credits for returned or canceled goods or services (and, where possible, an explanation of the type of reason therefor, e.g., bad credit card information, poor customer service, etc.) and (ii) any applicable Advertising Revenues. AOL shall provide MP with standard monthly usage information related to the Promotions which are similar in substance and form to the reports provided by AOL to other interactive marketing partners similar to MP.

5.      WARRANTS [INTENTIONALLY OMITTED]

6.      TERM; RENEWAL; TERMINATION.

        6.1 TERM. Unless earlier terminated or extended as set forth herein, the initial term of this Agreement will be forty two
                (42) months from the Effective Date (the "Initial Term").

        6.2 RENEWAL. Upon conclusion of the Initial Term, AOL shall have the right to renew the Agreement for two successive one-year renewal terms (each a "Renewal Term" and together with the initial term, the "Term") by providing MP with notice of AOL'S intention to renew the Agreement for a subsequent Renewal Term no later than thirty (30) days prior to the commencement of such Renewal Term. During any such Renewal Term: (i)

                [*]


        6.3 TERMINATION FOR BREACH. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement); provided that, except as expressly set forth in Section 4.5 above, AOL will not be required to provide notice to MP in connection with MP's failure to make any payment to AOL required hereunder. Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than thirty
                (30) days, either Party may terminate this Agreement if the breach remains uncured after written notice thereof to the other Party.

        6.4 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases ongoing operations, (ii) becomes or is declared insolvent or bankrupt,
                (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

        6.5 TERMINATION ON CHANGE OF CONTROL. In the event of a Change of Control of MP resulting in control of MP by an Interactive Service other than AOL, AOL may terminate this Agreement by providing to MP thirty (30) days prior to written notice of such intent to terminate.

        6.6     [Intentionally Omitted]

        6.7 EXPIRATION OF TERM. Upon expiration of the Term, AOL shall have the right for a period not to exceed two (2) years to (a) promote one or more "pointers" or links from the AOL Network to the Affiliated MP Site or, at MP's option, to an MP Interactive Site selling products substantially similar to the MP products, and (b) use MP's tradenames, trademarks and service marks in connection with such promotion. [*]

        6.8     [*]

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
                Agreement. In the event that the Parties cannot renegotiate the applicable terms of this Agreement within thirty (30) days following the end of the Monitoring Period, MP shall have the right to terminate the Agreement upon no less than thirty (30) days written notice to AOL, and within thirty (30) days of such termination, MP or AOL, as the case may be, shall pay or refund, respectively, the other, an amount equal to the difference between (i) the Guaranteed Payments made to AOL to date and (ii) an amount determined pursuant to the following formula:

                                 X = Y x (A/B)

                Where  X =  Value delivered to date (based on impressions)

                       Y = Impressions delivered as of the termination date less a pro-rata share of Impressions delivered during the Monitoring Period (determined by reducing the number of Impressions delivered during the Monitoring Period in proportion to the reduction in sales which occurred as a result of the Business Model Change)

                       A =  the Guaranteed Payments

                       B =  the Impressions Commitment

                provided that, if such amount is a positive number only AOL shall have a payment obligation, and if such amount is a negative number only MP shall have a payment obligation.

7. MANAGEMENT COMMITTEE/ARBITRATION. If the Parties are unable to resolve any dispute, controversy or claim arising under this Agreement (excluding any disputes relating to intellectual property rights or confidentiality) (each a "Dispute"), such Dispute shall be submitted to the Management Committee for resolution. If the Management Committee is unable to resolve the Dispute within ten (10) business days after submission to them, the Dispute shall be solely and finally settled by arbitration in Washington, D.C. under the auspices of the American Arbitration Association; provided that the Federal Rules of Evidence shall apply in toto to any such Dispute and, subject to the arbitrators' discretion to limit the time for and scope of discovery, the Federal Rules of Civil Procedure shall apply with respect to discovery; and provided further that, consistent with the parties' desire to avoid delays and unnecessary expense, any Dispute arising from any provision of the Agreement which expressly or implicitly provides for the parties to reach mutual agreement as to certain terms therein shall not be submitted to arbitration but shall be resolved in good faith by the Management Committee. The arbitrator may enter a default decision against any Party who fails to participate in the arbitration proceedings. For purposes herein, the "Management Committee" shall mean a committee made up of two (2) senior executives from each of the Parties for the purpose resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Notwithstanding the foregoing, during the resolution of any Dispute, the Parties hereto shall continue to make all payments required hereunder.

8. STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth in Exhibit F attached hereto and Standard Legal Terms & Conditions set forth on Exhibit G attached hereto are each hereby made a part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                        CYBERSOURCE CORPORATION


By: /s/ DAVID M. COLBURN                    By:
   ------------------------------              ------------------------------
   David M. Colburn,                           William S. McKiernan,
        Senior Vice President,                     President and CEO
        AOL Networks

8. STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth in Exhibit F attached hereto and Standard Legal Terms & Conditions set forth on Exhibit G attached hereto are each hereby made a part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                        CYBERSOURCE CORPORATION


By:                                         By:  /s/ WILLIAM S. McKIERNAN
   ------------------------------              ------------------------------
   David M. Colburn,                             William S. McKiernan,
        Senior Vice President,                       President and CEO
        AOL Networks

                                   EXHIBIT A

                            PLACEMENT/PROMOTION PLAN

Placement
----------------------------------------------------------------------------------------------------------
 #     SCREEN                     ITEM                                       FREQUENCY
----------------------------------------------------------------------------------------------------------
Computing Channel Placement (Channel currently undergoing redesign)
----------------------------------------------------------------------------------------------------------
 1     Channel Main               Feature Product Promotion                  [*]           [*]
----------------------------------------------------------------------------------------------------------
 2     Download Software          Integrated Promotion                       [*]           [*]

----------------------------------------------------------------------------------------------------------
 2     Download Software          Feature Product Promotion                  [*]           [*]

----------------------------------------------------------------------------------------------------------
 3     Daily Download             Integrated Promotion                       [*]           [*]

----------------------------------------------------------------------------------------------------------
 4     Companies                  Listing and rotational promotion           [*]           [*]
----------------------------------------------------------------------------------------------------------
 5     Superstore Main            1 Promotion Box (rotating) + co-op box     [*]           [*]
----------------------------------------------------------------------------------------------------------
 6     Superstore Main            Product Search functionality - non -       [*]           [*]
                                  branded
----------------------------------------------------------------------------------------------------------
 7     Superstore Main            Software Button                            [*]           [*]
----------------------------------------------------------------------------------------------------------
 8     Superstore Software        Integration in Software Categories List    [*]           [*]
       Category                   Box
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
 9     Superstore Software        Feature Product Promotion                  [*]           [*]
       Category
----------------------------------------------------------------------------------------------------------
10     Computing Channel          Promotion                                  [*]           [*]
       Software Search
----------------------------------------------------------------------------------------------------------
11     PC File Search             Button Integration                         [*]           [*]
       Referee Screen
----------------------------------------------------------------------------------------------------------
12     Mac File Search            Button Integration                         [*]           [*]
       Referee Screen
----------------------------------------------------------------------------------------------------------
13     Weekly Byte Newsletter     Article Links                              [*]           [*]
----------------------------------------------------------------------------------------------------------
14     Virus Information          Integration                                [*]           [*]
       Center
----------------------------------------------------------------------------------------------------------

SHOPPING CHANNEL PLACEMENT
----------------------------------------------------------------------------------------------------------
15     Computing: Software        Anchor + promotions                        [*]           [*]
       Department Main
----------------------------------------------------------------------------------------------------------

GAMES CHANNEL PLACEMENT
----------------------------------------------------------------------------------------------------------
16     Games Store                Integration                                [*]           [*]

----------------------------------------------------------------------------------------------------------

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

 #     AREA                       ITEM                                      FREQUENCY
       ----                       ----                                      ---------
AOL NETFIND PLACEMENT
----------------------------------------------------------------------------------------------------------
17     Search Results             Full Banner; Computing Package Keywords   [*]            [*]




----------------------------------------------------------------------------------------------------------
18     Web Site Reviews           Full Banner; Computing Package Directory  [*]            [*]
----------------------------------------------------------------------------------------------------------

NETCHANNELS PLACEMENT
----------------------------------------------------------------------------------------------------------
19     Computing Web              Integration                               [*]            [*]
       Channel
----------------------------------------------------------------------------------------------------------
20     Personal Finance Web       Financial Mgmt Software Store, textual    [*]            [*]
       Channel                    integration and hyperlink
----------------------------------------------------------------------------------------------------------
21     Entertainment Web          Games/Entertainment Software Store,       [*]            [*]
       Channel                    textual integration
----------------------------------------------------------------------------------------------------------
22     AOL Netfind                Netfind Home Page Button or similar       [*]            [*]
       Homepage                   promotions (e.g., AOL Instant Messenger,
                                  AOL.com Home Page, Communities, General
                                  Rotation)
----------------------------------------------------------------------------------------------------------

AOL Service Personal Finance Channel
----------------------------------------------------------------------------------------------------------
23     Personal Finance           Integration into Tax Center               Permanent      [*]
       Channel Tax Planning
----------------------------------------------------------------------------------------------------------



For the purposes of this Exhibit A:

"Anchor" shall mean a prominent permanent placement.

"Permanent" shall mean a placement which is always present on a screen.

"Rotating" shall mean a non-Permanent presence on a screen.

Keywords

The Affiliated MP Site will be accessible from the AOL Network through the use of the keywords "softwarenet" "software.net" (or such other keyword as AOL may assign to MP in the case of a name change; provided, however, that such keyword
(i) shall at all times be subject to availability and (ii) shall be a "non-generic" trademark of MP).

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
                                  EXHIBIT A-1

                             ADDITIONAL PROMOTIONS


------------------------------------------------
 #     SCREEN
------------------------------------------------
------------------------------------------------
 1     Animation and Video        [*]
       Main
------------------------------------------------
 2     Business and Finance       [*]
       Main
------------------------------------------------
 3     Desktop Publishing         [*]
       Main
-------------------------------------------------
 4     Development and            [*]
       Programming Main
-------------------------------------------------
 5     Education and              [*]
       Reference Main
-------------------------------------------------
 6     Fun and Games Main         [*]

-------------------------------------------------
 7     Graphics Main              [*]

-------------------------------------------------
 8     Home and Hobbies           [*]
       Main
-------------------------------------------------
 9     Internet Main              [*]

-------------------------------------------------
10     Music and Sound Main       [*]

-------------------------------------------------
11     Network and Telecom        [*]
       Main
-------------------------------------------------
12     Utilities and Tools Main   [*]

-------------------------------------------------


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
                                   EXHIBIT B

                                  Definitions

The following definitions will apply to this Agreement:

ADDITIONAL MP CHANNEL. Any other distribution channel (e.g., an Interactive Service other than AOL) through which MP makes available an offering comparable in nature to the Affiliated MP Site.

ADVERTISING REVENUES. The combination of AOL Advertising Revenues and Internet Advertising Revenues:

        AOL ADVERTISING REVENUES. (a) Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) by MP, or its agents, as the case may be, arising from the license or sale of advertisements, promotions, links or sponsorships ("Advertisements") that appear within any pages of the Affiliated MP Site or on any screens or forms preceding, framing or otherwise directly associated with the Affiliated MP Site, less applicable Advertising Sales Commissions and (b) a pro-rata portion of any co-op marketing fees, or any similar fees collected by MP or its agents from vendors ("Co-op Marketing Fees") for (i) "shelf space" in any MP Interactive Site linked to from the AOL Network or (ii) direct marketing efforts directed at any AOL Member or AOL User, as determined by multiplying the amount of Co-op Marketing Fees collected by MP in any given period of time by the quotient of (i) any Co-op Marketing Fees derived from any Advertisements or marketing materials viewed by AOL Users for such period of time divided by (ii) total Co-op Marketing Fees derived from any Advertisements or marketing materials viewed by all users for such period of time.

        INTERNET ADVERTISING REVENUES. For each Advertisement on a page of the Affiliated MP site or any MP Interactive Site which is not exclusively available to AOL Users, the product of: (a) the amount collected plus the fair market value of any other compensation received (such as barter advertising) by MP or its agents arising from the license or sale of such Advertisement attributable to a given period of time and
        (b) the quotient of (i) Impressions on the page containing such Advertisement by AOL Users for such period of time divided by (ii) total Impressions on the page containing such Advertisement by all users for such period of time (the "Internet Advertising Quotient")(or such other percentage or formula as is mutually agreed upon in writing by the Parties). MP will be responsible for calculating the Internet Advertising Quotient related to Internet Advertising Revenues. In the event that MP fails to perform such calculations, AOL has the right to require MP to perform such calculations.

ADVERTISING SALES COMMISSION. (i) Actual amounts paid as commission to third party agencies in connection with the sale of the Advertisement or [*] in the event the Party has sold the Advertisement directly and will not be deducting any third party agency commissions.

AFFILIATED MP SITE. The specific area to be promoted and distributed by AOL hereunder through which MP can market and complete transactions regarding the MP Products.

AOL INTERACTIVE SITE. Any Interactive Site which is managed, maintained, owned or controlled by AOL or its agents.

AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service or AOL.com.

AOL MEMBER. Any authorized user of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

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
AOL NETWORK. (i) The AOL Service, (ii) AOL.com and (iii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (and including those properties excluded from the definitions of the AOL Service or AOL.com).

AOL PURCHASER. (i) Any person or entity who enters the Affiliated MP Site from the AOL Service or AOL.com including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to the Affiliated MP Site which includes a domain other than an "AOL.com" domain); and (ii) any other person or entity who, when purchasing a product, good or service through an MP Interactive Site, provides an AOL.com domain name as part of such person or entity's e-mail address; provided that any person or entity who has previously satisfied the definition of AOL Purchaser will remain an AOL Purchaser, and any subsequent purchases by such person or entity will also give rise to Transaction Revenues hereunder (and will not be conditioned on the person or entity's satisfaction of clauses (i) or (ii) above) and (b) with respect to clause (ii) above, an AOL Purchaser shall not mean any person or entity that is listed on a disk to be provided by MP to AOL within forty five (45) days of the Effective Date.

AOL SERVICE. The narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com or any other AOL Interactive Site,
(b) the international versions of the AOL Service (e.g., AOL Japan), (c) "Driveway," "AOL NetFind(TM)," "AOL Instant Messenger(TM)" or any similar product or service offered by or through the U.S. version of the America Online(R) brand service, (d) any programming or content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete or substantially complete operational control (e.g., Content areas owned, maintained or controlled by AOL Studios or other AOL affiliates, "Digital Cities(TM)," "WorldPlay(TM)," "Entertainment Asylum(TM)," the "Hub(TM)," or any similar "sub-service," third-party Content areas, and any Interactive Site containing "members.aol.com" as part of its URL), (e) any yellow pages, white pages, classifieds or other search, directory, or review services or Content offered by or through the U.S. version of the America Online(R) brand service, (f) any version of the U.S. version of the America Online(R) brand service distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, (g) any co-branded or private label branded version of the America Online(R) brand service and (h) any property, feature, product or service which AOL or its affiliates may acquire from a third party subsequent to the Effective Date.

[*]

AOL USER. Any user of the AOL Service or AOL.com.

AOL.COM. AOL's Internet-based Interactive Site to which AOL Members are pointed as the default access point from the AOL Service to the principal AOL controlled aggregation of content and navigation services outside the AOL Service, specifically excluding (a) the AOL Service, (b) any international versions of AOL.com, (c) "Driveway," "AOL NetFind(TM)," "AOL Instant Messenger(TM)" or any similar product or service offered by or through such site or any other AOL Interactive Site, (d) any programming or content area offered by or through such site or any other AOL Interactive Site over which AOL does not exercise complete or substantially complete operational control (e.g., Content areas owned, maintained or controlled by AOL Studios or other AOL affiliates, "Digital Cities(TM)," "WorldPlay(TM)," "Entertainment Asylum(TM)," the "Hub(TM)," or any similar "sub-service," third-party Content areas, and any Interactive Site containing "members.aol.com" as part of its URL), (e) any yellow pages, white pages, classifieds or other search or directory services offered by or through such site or any other AOL Interactive Site, (f) any version of such site distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, (g) any co-branded or private label branded version of such site, and (h) any property, feature, product or service which AOL or its affiliates may acquire from a third party subsequent to the Effective Date.

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 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AUCTION FORMAT. A format whereby products are sold through the bidding by one or more individuals or entities on a product or group of products, and the price of such product or group of products is determined by the price paid by the highest bidder.

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party; or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Users, AOL Purchasers and MP customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

CONTENT. Information, materials, features, products, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

FINANCING EVENT. Either (a) the receipt of equity funding of at least Seven Million Dollars (US $7,000,000) by MP from a private investor or group of investors or (b) the receipt of equity funding by MP as a result of the initial public offering of securities of MP pursuant to an effective registration statement under the Securities Act of 1933, as amended.

GROSS MARGINS. The sum total of Gross Transaction Margins and Advertising Revenues derived pursuant to this Agreement.

GROSS TRANSACTION MARGINS. Aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of any MP Products, but excluding, in each case, the price paid to suppliers for the products and/or services sold, credit card charges, credits and chargebacks for returned or canceled goods or services, refunds, handling and shipping charges (to the extent such charges are competitive) and amounts collected for sales or use taxes or duties.

IMPRESSION. User exposure to the page containing the applicable Promotion as set forth in Exhibit A, which links to the Affiliated MP Site, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

INTERACTIVE SERVICE. Any entity that offers online or Internet connectivity (or any successor form of connectivity), aggregates and/or distributes a broad selection of third-party interactive Content, or provides interactive navigational services (including, without limitation, any online service providers, Internet service providers, WebTV, @Home or other broadband providers, search or directory providers, "push" product providers such as the Pointcast Network or providers of interactive navigational environments such as Microsoft's proposed "Active Desktop").

INTERACTIVE SITE. Any interactive site or area, including, by way of example and without limitation, (i) an MP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

LICENSED CONTENT. All Content offered through the Affiliated MP Site pursuant to this Agreement or otherwise provided to AOL by MP for related purposes (e.g., Promotions, AOL "slide shows", etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

MATERIAL ADVERSE EFFECT. A reduction of at least fifteen percent (15%) in revenues from the sale of MP Products in comparison to the immediately preceding two (2) months in sales of the MP Products; provided that the fifteen percent (15%) reduction in revenues shall not be due to seasonal fluctuations in sales of the MP Products as determined by a review of general sales patterns in MP's industry or a review of MP's historical sales patterns with respect to the MP Products.

MP INTERACTIVE SITE. Any Interactive Site (other than the Affiliated MP Site) which is managed, maintained, owned or controlled by MP or its agents.

MP PRODUCT. Any product, good or service which MP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Users directly or indirectly through (i) the Affiliated MP Site (including through any Interactive Site linked thereto) and which fall in the categories of products listed on Exhibit D to the Agreement, (ii) any other online means related to an AOL User's visit to the MP Affiliated Site (e.g., e-mail offers following user registration), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Affiliated MP Site requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

MUTUAL REVIEW DATE. Eighteen (18) months from the Effective Date.

[*]

RETAIL CLUB. Either (a) a business which sells a collection of goods, services or products and derives a substantial portion of its revenues from subscription fees paid by its members in order to gain access to such goods, services or products (e.g.: CUC International), or (b) a business which initially offers goods or services to its members at a steep discount in return for a contractual commitment from such members to purchase a certain number of goods or services at some future date (e.g.: Columbia Record Club or BMG Music
Club).

RUN OF SERVICE. Random, service-wide, non-placement specific advertising placements.

SOFTWARE PRODUCTS. Compiled object code applications written in a clearly defined programming language (e.g. word processing applications computer games, tax programs, financial calculation applications and educational programs) which are commercially sold to consumers through a retail store (online or offline), or outlet.

THRESHOLD. Gross Margins generated by MP hereunder equal to Twenty One Million Dollars (US $21,000,000) plus the Restricted Product Revenue Share amounts generated pursuant to Section 3.3 of the Agreement.

TRANSACTION REVENUES. Aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of any MP Products.

*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT C

                               MP CROSS-PROMOTION

Online

To the extent that MP, provides a promotional banner, button, link or other promotional presence (a "Promotional Presence") to any other Interactive
Service in an MP Interactive Site, MP shall offer a Promotional Presence to AOL in such MP Interactive Site linking to such areas of the AOL Network as determined by AOL and to the extent that MP provides promotional information about the products of any other Interactive Service, MP shall offer to AOL a prominent "Try AOL" feature where users can obtain promotional information about AOL products and services and, at AOL's option, download or order AOL's then-current version of client software for the AOL Service or software for any other AOL products or services (e.g., AOL's Instant Messenger service) on terms and conditions (including, without limitation, scope, purpose, amount, prominence or regularity) that are no less favorable than the terms and conditions provided to such other Interactive Service(1). MP shall make the foregoing offers to AOL within fifteen (15) days of providing a Promotional Presence to any other Interactive Service. To the extent that MP shall undertake any of the foregoing promotions with respect to AOL, MP shall also promote AOL as its preferred Interactive Service with respect to such MP Interactive Site. Notwithstanding the foregoing, in the event that MP shall design and create a customized MP Interactive Site which is not generally available to AOL Users, MP shall not be required to undertake the foregoing promotional obligations with respect to AOL.

Offline

In MP's televisions, radio and print advertisements and in any publications, programs, features or other forms of media over which MP exercises at least partial editorial control, MP shall use commercially reasonable efforts to include the following:

o Specific reference or mentions (verbally where possible) of the Affiliated MP Site's availability through America Online(R) prior to, and at least as prominent as, any reference to any MP Interactive Site; and
o For instance, listing of the "URL(s)" the MP Interactive Site will be accompanied by the AOL "keyword" for the Affiliated MP Site.

Member Acquisition Programs

The Parties shall negotiate, in good faith, various AOL member acquisition programs, including without limitation, the bundling of AOL software with products shipped by MP to existing MP customers who are not AOL Members(2).


------------
(1) AOL will pay MP a one-time standard bounty for each person who registers for the AOL Network using MP's special identifier for this promotion and subsequently pays AOL monthly usage fees across at least three billing cycles for the use of the AOL Network. Note that if this promotion is delivered through Microsoft's Active Desktop or any other "push" product (an "Operating System"), such feature will link users directly to AOL software within the Operating System or direct users without Internet access to an AOL application setup program within the Operating System (all subject to any standard policies of the Operating System).

(2) AOL will pay MP a one-time standard bounty for each person who registers for the AOL Network using MP's special identifier for this promotion and subsequently pays AOL monthly usage fees across at least three billing cycles for the use of the AOL Network.

                                   EXHIBIT D

                  DESCRIPTION OF MP PRODUCTS AND OTHER CONTENT

                  Description of MP Products and Other Content

Software.net resells approximately 30,000 software titles from more than 1,000 vendors. The product offerings span a broad cross-section of software and content. This software and content supports a variety of operating systems, including Microsoft, Microsoft DOS, Macintosh and UNIX, Products are delivered via ESD (electronic software download) technology and/or via traditional boxes.

Categories include:

Accounting Software
Back-up Software
CAD Software
Clip Art, Symbol & Image Libraries
Communications Software
Database Software
Desktop Publishing Software
Diagnostic Software
E-Mail, Groupware & Video Conference Software
Education & Edutainment Software
Fax, OCR & Document Imaging Software
File Conversion & File Transfer Software
Font Software
Forms Generator, Designer & Filler Software
Games & Entertainment Software
General Business Software
General Utility Software
Graphics & Presentation Graphics Software
Internet Software
Memory Manager Software
Menu Software & Desktop Organizers
Multimedia Software
Network Management & Utility Software
News & Business Information
Operating System Software
Plug-ins
Printer Utility Software
Programming Languages & Utilities
Project & Time Management Software
Reference & Information Software
Reusable Software Components
Screen Saver Software
Security Software
Statistics Software
Suites & Integrated Software Packages
Tax Software
Termination Emulation Software
Virus Detection Software
Voice Recognition Software
Word Processor Software
Try-Before-You Buy Demo

Major software vendors include:

Microsoft
Lotus/IBM
Adobe
Symantec
Apple Computer
Netscape
Qualcomm
Intuit
MacAfee

Non-content information

Product descriptions
Third party product reviews
Marketing collateral
Merchandising
Support Directory and Resources
Product Forum
Product Ratings

                                  EXHIBIT D-1

                         ANCILLARY PRODUCT CATEGORIES

a. Documentation, manuals, instructional and training materials (e.g., videotapes, CD-ROM'S, DVD'S, and user guides),

b.      Add-on and upgrade products (e.g., templates, fonts, clip art).

c.      Consumable items (special stationery or other special paper).

d. Peripheral hardware equipment required for the correct operation of software (e.g., dongles, microphones and cables) and other hardware products packed with and essential to the use of software products.

The foregoing list may be modified by MP from time to time, as mutually agreed upon by AOL and MP.

                                   EXHIBIT E

                              OPERATING STANDARDS

1. General. The Affiliated MP Site (including the MP Products and other Content contained therein) will be in the top ten (10) in the computer software industry, as determined by each of the following methods: (a) based on a cross-section of third-party reviewers who are recognized authorities in such industry and (b) with respect to all material quality averages or standards in such industry including each of the following: (i) pricing of MP Products, (ii) scope and selection of MP Products, (iii) quality of MP Products, (iv) customer service and fulfillment associated with the marketing and sale of MP Products and (v) ease of use. In addition, the Affiliated MP Site will, with respect to each of the measures listed above, be generally competitive in all material respects with that which is offered by any MP Competitors. In the event that MP disagrees with AOL's determination with respect to the foregoing, the Parties shall submit the matter to the Management Committee as provided in Section 7 of the body of the Agreement.

2. Hosting; Capacity. MP will provide all computer servers, routers, switches and associated hardware in an amount reasonably necessary to meet anticipated traffic demands, adequate power supply (including generator back-up) and HVAC, adequate insurance, adequate service contracts and all necessary equipment racks, floor space, network cabling and power distribution to support the Affiliated MP Site.

3. Speed; Accessibility. MP will ensure that the performance and availability of the Affiliated MP Site (a) is monitored on a continuous, 24/7 basis and (b) remains competitive in all material respects with the performance and availability of other similar sites based on similar form technology.

4. User Interface. MP will maintain a graphical user interface within the Affiliated MP Site that is competitive in all material respects with interfaces of other similar sites based on similar technology. AOL reserves the right to conduct focus group testing to assess compliance herewith.

5. Service Level Response. MP agrees to provide the following service levels in response to problems with or improvements to the Affiliated MP Site.

o For material functions of software that are or have become substantially inoperable, MP will provided a bug fix or workaround within two (2) business days after the first report of such error.

o For functions of the software that are impaired or otherwise fail to operate in accordance with agreed upon specifications, MP will provide a bug fix or workaround within three (3) business days after the first report of such error.

o For errors disabling only certain non-essential functions, MP will provide a bug fix or workaround within sixty (60) days after the first report of such error.

o For all other errors, MP will address these results on a case-by-case basis as soon as reasonably feasible.

6. Monitoring. AOL Network Operations Center will work with a MP-designated technical contact in the event of any performance malfunction or other emergency related to the Affiliated MP Site and will either assist or work in parallel with MP's contact using MP tools and procedures, as applicable. The Parties will develop a process to monitor performance and member behavior with respect to access, capacity, security and related issues both during normal operations and during special promotion/events.

7. Telecommunications. The Parties agree to explore encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single line runs at more than 70% average utilization for a 5-minute peak in a daily period.

8. Security Review. MP and AOL will work together to perform an initial security review of, and to perform tests of the MP system, network, and service security in order to evaluates the security risks and provides recommendations to MP, including periodic follow-up reviews as reasonably required by MP or AOL. MP will fix any security risks or breaches of security as may be identified by AOL's Operations Security. Specific services to be performed on behalf of AOL's Operations Security team will be as determined by AOL in its sole discretion.

9. Technical Performance. MP will perform the following technical obligations (and any updates thereto provided by AOL from time to time):

o MP will design the Affiliated MP Site to support the Windows version of the Microsoft Internet Explorer 4.0 browser, and make commercially reasonable efforts to support all other AOL browsers listed at:

     "http://webmaster.info.aol.com/BrowTable.html."

o MP will configure the server from which it serves the site to examine the HTTP User-Agent filed in order to identify the "AOL Member-Agents" listed at "http://webmaster.info.aol.com/Brow2Text.html."

o MP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at "http://ds.intemic.net/rfc/rfc1945.text" and to adhere to

AOL's parameters for refreshing cached information listed at "http://webmaster.info.aol.com/CacheText.html."

                                   EXHIBIT F

                  STANDARD ONLINE COMMERCE TERMS & CONDITIONS


1. AOL NETWORK DISTRIBUTION. MP will not authorize or permit any third party to distribute or promise the MP Products or any MP interactive Site through the AOL Network absent AOL's prior written approval. The Promotions and any other promotion or advertisement purchased from or provided by AOL will link only to the Affiliated MP Site.

2. PROVISION OF OTHER CONTENT. In the event that AOL notifies MP that (i) as reasonably determined by AOL, any Content within the Affiliated MP Site violates AOL's then-standard Terms of Service (as set forth on the America Online(R) brand service), the terms of this Agreement or any other standard, written AOL policy or (ii) AOL reasonably objects to the inclusion of any Content within the Affiliated MP Site (other than any specific items of Content which may be expressly identified in this Agreement), then MP will take commercially reasonable steps to block access by AOL Users to such Content using MP's then-available technology. In the event that MP cannot, through its commercially reasonable efforts, block access by AOL Users to the Content in question, then MP will provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. MP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

3. CONTESTS. MP will take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Affiliated MP Site (a "Contest") complies with all applicable federal, state and local laws and regulations.

4. NAVIGATIONAL ICONS. Subject to the prior consent of MP, which consent will not be unreasonably withheld, AOL will be entitled to establish navigational icons, links and pointers connecting the Affiliated MP Site (or portions thereof) with other content areas on or outside of the AOL Network.

5. DISCLAIMERS. Upon AOL's request, MP agrees to include within the Affiliated MP Site a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between MP and AOL Users purchasing MP Products from MP.

6. AOL LOOK AND FEEL. MP acknowledges and agrees that AOL will own all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network ("the AOL Look and Feel"), subject to MP's ownership rights in any MP trademarks, service marks, tradenames or copyrighted material within the Affiliated MP Site and subject to MP's ownership rights to patents and technology trade secrets and know-how.

7. MANAGEMENT OF THE AFFILIATED MP SITE. MP will manage, review, delete, edit, create, update and otherwise manage all MP Products available on or through the Affiliated MP Site, in a timely and professional manner and in accordance with the terms of this Agreement. MP will ensure that each Affiliated MP Site is current, accurate and well-organized at all times. MP warrants that the MP Products, any other Content contained therein and any technology used by MP in connection with the delivery of the MP Products: (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate AOL's then-applicable Terms of Service; and (iii) will not violate any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. Additionally, MP represents and warrants that it owns or has a valid license to all rights to any Licensed Content used in AOL "slide show" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the right of any other person or entity. MP also warrants that a reasonable basis exists for all MP Product performance or comparison claims appearing through the Affiliated MP Site. AOL will have no obligations with respect to the MP Products available on or through the Affiliated MP Site, including, but not limited to, any duty to review or monitor any such MP Products.

8. DUTY TO INFORM. MP will promptly inform AOL of any information related to the MP Products or Affiliated MP Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.

9. CUSTOMER SERVICE. It is the sole responsibility of MP to provide customer service to persons or entities purchasing MP Products through the AOL Network ("Customers"). AOL will have no obligations whatsoever with respect to customer service in connection with the sale of MP Products, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any MP Products offered, sold or licensed through the Affiliated MP Site. MP will receive all e-mails from Customers via a computer available to MP's customer service staff and generally respond to such e-mails within one business day of receipt. MP will receive all orders electronically and generally process all orders within one business day of receipt, provided MP Products ordered are not advance order items. MP will ensure that all orders of MP Products are received, processed, fulfilled and delivered on a timely and professional basis. MP will offer AOL Users who purchase MP Products through such Affiliated MP Site a thirty (30) day money back satisfaction guarantee with respect to the delivery process associated with the purchase of the MP Products and any representations in connection therewith. Additionally, to the extent that the manufacturer of any MP Product offers a money back guarantee with respect to such MP Product, MP shall ensure that such money back guarantee is passed on to AOL Users who purchase MP Products. MP will bear all responsibility for compliance with federal, state and local laws in the event that MP Products are out of stock or are no longer available at the time an order is received. MP will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for MP Products will be collected by MP directly from customers. MP's order fulfillment operation will be subject to AOL's reasonable review.

10. Production Work. In the event that MP requests AOL's production assistance in connection with (i) ongoing programming and maintenance related to the Affiliated MP Site, (ii) a redesign of or addition to the Affiliated MP Site (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or
(iv) any other type of production work, MP will work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL will notify MP of (i) AOL's availability to perform the requested production work,
(ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement will be reflected in a separate work order signed by the Parties. To the extent MP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to MP upon request). The specific production resources which AOL allocates to any production work to be performed on behalf of MP will be as determined by AOL in its sole discretion.

11. Overhead Accounts. To the extent AOL has granted MP any overhead accounts on the AOL service, MP will be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to MP, but MP will not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all overhead accounts, related screennames and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any overhead account.

12. AOL User Communications. To the extent MP sends any form of communications to AOL Users, MP will promote the Affiliated MP Site as the location at which to purchase Products (as compared to any more general or other site or location). In addition, MP will not encourage AOL Users to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (a) using Content other than the Licensed Content; (b) bookmarking of interactive Sites other than the Affiliated MP
Site; (c) using interactive Sites other than those covered by the revenue-sharing provisions herein; (d) changing the default home page on the AOL browser; or (e) using any interactive Service other than AOL.

13. Merchant Certification Program. MP will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

                                                                       EXHIBIT G

                       STANDARD LEGAL TERMS & CONDITIONS

1. Promotional Materials/Press Releases. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, press releases, and all other promotional materials related to the Affiliated MP Site and/or referencing (the other Party and/or its trade names, trademarks, and service marks the "Materials"); provided, however, that either Party's use of screen shots of the Affiliated MP Site for promotional purposes will not require the approval of the other Party so long as America Online(R) is clearly identified as the sources of such screen shots. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Materials. Once approved, the Materials may be used by a Party and its affiliates for the purpose of promoting the Affiliated MP Site and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Materials may be depleted. Notwithstanding the foregoing, either Party may issue press releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, prompt notice thereof will be provided to the other Party.

2. License. MP hereby grants AOL a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, transmit and promote the Licensed Content, or any portion thereof, (excluding any products contained therein) through such areas or features of the AOL Network as AOL deems appropriate. MP acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronism or timed relation with visual materials prepared by MP or AOL (e.g., as part of an AOL "slide show"). In addition, AOL Users will have the right to access and use the Affiliated MP Site.

3. Trademark License. In designing and implementing the Materials and subject to the other provisions contained herein, MP will be entitled to use the following trade names, trademarks, and service marks and AOL: the "America Online)(R) brand service, "AOL(TM)" service/software and AOL's triangle logo; and AOL and its affiliates will be entitled to use the trade names, trademarks, and service marks of MP (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

4. Ownership of Trademarks. Each Party acknowledges the ownership of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the license expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5. Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6. Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7. Representations and Warranties. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreements to which such Party is a party or by which it is otherwise bound, and that such Party is not currently a party to any agreement which would prevent it from performing its obligations under this Agreement or which would nullify the exclusively obligations of Section 3.1 hereof; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. MP hereby represents and warrants that it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell the MP Products, and the MP Products shall be free from all bugs, viruses or other similar impairments.

8. Confidentiality. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.   Limitation of Liability; Disclaimer; Indemnification.

     Liability.   UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE
OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF MP PRODUCTS, THE FRAUDULENT PURCHASE OF MP PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED MP SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS ("COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9.2. EXCEPT AS PROVIDED IN SECTION 9.2, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR MORE THAN [*] PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO SECTION 4.

9.1 No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE, AOL.COM, THE AFFILIATED MP SITE, ANY MP INTERACTIVE SITE OR THE MP PRODUCTS INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE AFFILIATED MP SITE.

9.2 Indemnity. Except as limited above, either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party.

9.3 Claims. Each Party agrees to (i) promptly notify the other Party in writing of any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of such claim at such other Party's expense, and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. Each Party reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by the other Party hereunder, and in such event, the other Party will have no further obligation to provide indemnification for such matter hereunder.

9.4 Acknowledgment. AOL and MP each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and


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liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

10   Solicitation of AOL Users. During the terms of this Agreement, and for the two-year period following the expiration or termination of this Agreement, neither MP nor its agents will use the AOL Network to (i) solicit, or participate in the solicitation of AOL Users when that solicitation is for the benefit of any entity which could reasonably be construed to be or become in competition with AOL (other than with respect to the MP Products and the Ancillary Products) or (ii) promote any services which could reasonably be construed to be in competition with AOL including, but not limited to, services available through the Internet. In addition, MP may not send AOL Users e-mail communications promoting MP's Products through the AOL Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User has either (i) engaged in a transaction with MP through the AOL Network or (ii) voluntarily provided information to MP through a contest, registration, or other communication, which included notice to the AOL User that the information provided by the AOL User could result in an e-mail being sent to that AOL User by MP or its agents. A Prior Business Relationship does not exist by virtue of an AOL User's visit to an Affiliated MP Site (absent the elements above). More generally, MP will be subject to any standard policies regarding e-mail distribution through the AOL Network which AOL may implement.

11   Collection of User Information. MP is prohibited from collecting AOL Member screennames or Prior Business Relationship e-mail addresses from public or private areas of the AOL Network, except as specifically provided below. MP will ensure that any survey, questionnaire or other means of collecting AOL Member screennames or other AOL User e-mail addresses, names, addresses or other identifying information ("User Information"), including, without limitation, requests directed to specific AOL Member screennames or AOL User e-mail addresses and automated methods of collecting such information (an "Information Request") complies with (i) all applicable laws and regulations and (ii) any privacy policies which have been issued by AOL in writing during the Term (the "AOL Privacy Policies"). Each Information Request will clearly and conspicuously specify to the AOL Users at issue the purpose for which User Information collected through the Information Request will be used (the "Specified Purpose").

12   Use of User Information. MP will restrict use of the User Information collected through an Information Request to the Specified Purpose. In no event will MP (i) provide User Information to any third party except to the extent specifically (a) permitted under the AOL Privacy Policies or (b) authorized by the members in questions), (ii) rent, sell or barter User Information in a manner that identifies AOL Users as end-users of the AOL Service, AOL.com or the AOL Network or (iv) otherwise use any User Information in contravention of
Section 10 above. Notwithstanding the foregoing, MP may disclose User Information to its publishers and vendors for (a) registration purposes and (b) in connection with specific fraud prevention measures, and in the case of AOL Members who purchase MP Products from MP, MP will be entitled to use User Information from such AOL Members as part of MP's aggregate list of Customers; provided that MP's use does not in any way identify, promote or otherwise disclose such User Information in a manner that identifies such AOL Members as end-users of the AOL Service, AOL.com or the AOL Network. In addition, MP will not use any User Information for any purpose (including any Specified Purpose) not directly related to the business purpose of the Affiliated MP Site.

13   Excuse. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

14   Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the Other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

15   Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes on the delivery date if delivered by electronic mail on the AOL Network to screenname "AOLNotice@aol.com" or (i) on the delivery date if delivered personally to the Party to whom the same is directed; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is

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
available, to the person(s) specified above at the address of the Party set forth in the first paragraph of this Agreement. With respect to AOL, notice shall be sent to the Senior Vice President of Business Affairs and the Deputy General Counsel.

16   No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

17   Return of Information. Upon the expiration or termination of this
Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

18   Survival. Section 4.8 of the Agreement and Sections 9 through 12 of this
Exhibit G, will survive the completion, expiration, termination or cancellation of this Agreement.

19   Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

20   Amendment. No change, amendment or modification of any provision of this
Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least the same standing to the executive who signed the Agreement.

21   Further Assurances. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

22   Assignment. Neither Party will assign this Agreement or any right, interest or benefit under this Agrement without the prior written consent of the other Party; provided that, in the event of a Party's sale, consolidation or merger, the other Party's prior approval shall not be required. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

23   Construction; Severability. In the event that any provision of this
Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

24   Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, MP will not be entitled to offset any amounts that it claims to be due and payable from AOL against amounts otherwise payable by MP to AOL.

25   Applicable Law; Jurisdiction. This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

26   Export Controls. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

27   Headings. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

28   Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

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